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                                                              Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-88280, 333-67822, 333-68400 and 333-29657)
and Form S-8 (Nos. 333-92294, 333-68042, 333-68040, 333-68044, 333-67820,
333-66233, 333-19671, 333-91305, 333-94955, 333-30742, 333-29819 and
333-77703) of Aquila, Inc. of our report dated February 27, 2003 (except for the matters discussed in Note 16, as to which the date is March 10, 2003), relating to the consolidated financial statements of Quanta Services, Inc. as of and for the year ended December 31, 2002, which appears in Exhibit 99.3 in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Houston, Texas
April 11, 2003